===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             _____________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Fresh America Corp.
                (Name of Registrant as Specified in its Charter)

                       _________________________________
       (Name of Person Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
    (1) Title of each class of securities to which the transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of the transaction:
        Total proposed maximum aggregate value of the transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form Schedule or Registration No.:
    (3) Filing Party:
    (4) Date Filed:

================================================================================

                              Fresh America Corp.
                              1049 Avenue H East
                            Arlington, Texas  76011

                                December 3, 2001


Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Fresh America Corp. to be held at 10:00 a.m., Central Time, on December 28, 2001, at our corporate offices located at 1049 Avenue H East, Arlington, Texas 76011.
At this meeting you will be asked to:

1. Approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock and to decrease the stated par value of our common stock;

2.  Approve the Fresh America Corp. 2001 Stock Option Plan; and

3.  Transact any other business that may properly come before the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE PROPOSALS.

Whether or not you plan to attend the special meeting, I urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting.

The proxy statement that accompanies this letter provides you with detailed information about the proposals. I encourage you to read the proxy statement carefully.

On behalf of the Board of Directors, I thank you for your support and urge you to vote for the approval of each of the above proposals.

                              Very truly yours,

                              /s/ Arthur W. Hollingsworth

                              Arthur W. Hollingsworth
                              Chairman of the Board

                              Fresh America Corp.
                               1049 Avenue H East
                            Arlington, Texas  76011
                                 (972) 774-0575
                       _________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 28, 2001


To Our Shareholders:

This is a notice that the Special Meeting of Shareholders of Fresh America Corp. will be held on December 28, 2001 at 10:00 a.m., Central Time, at our corporate offices located at 1049 Avenue H East, Arlington, Texas 76011. The purpose of this meeting is for you to:

1. Approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 10 million to 250 million shares and to decrease the stated par value of our common stock from $.01 to $.0001 per share. The proposed restated articles of incorporation, which includes these charter amendments, is attached as Appendix A;

2. Approve the Fresh America Corp. 2001 Stock Option Plan. The proposed stock option plan is attached as Appendix B; and

3.  Transact any other business that may properly come before the meeting.

Our board of directors has determined that only holders of shares of our common stock at the close of business on October 30, 2001, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting accompany this notice.

                              By Order of the Board of Directors,

                              /s/ Cheryl A. Taylor

                              Cheryl A. Taylor
                              Secretary


Arlington, Texas
December 3, 2001

                               TABLE OF CONTENTS

Special Meeting of Shareholders Proxy Statement......................   1
     Date, Time and Place of the Special Meeting.....................   1
     Matters to be Considered at the Special Meeting.................   1
     Proxy Solicitation..............................................   1
     Record Date and Quorum Requirement..............................   1
     Voting Procedures...............................................   2
     Voting and Revocation of Proxies................................   2
     Other Matters to be Considered..................................   3

Security Ownership of Certain Beneficial Owners......................   3

Proposal 1.  Amendment to the Articles of Incorporation..............   6
     Vote Required...................................................   8
     Background of the Restructuring.................................   8
     Terms of Restructuring..........................................   9
     Description of Common Stock Warrants............................  11
     Description of Preferred Stock..................................  11
     Effect of the Failure to Receive Shareholder Approval...........  13
     Board Recommendation............................................  14

Proposal 2.  Adoption of Fresh America Corp. 2001 Stock Option Plan..  16
     Description of Stock Option Plan................................  16
     New Plan Benefits...............................................  20

Board of Directors and Executive Officers............................  22
     Our Board of Directors..........................................  24
     Current Executive Officers Who are Not Directors................  25
     Board of Directors and Committees...............................  25

Executive Compensation...............................................  27
     Summary Compensation Table......................................  27
     Option Grants During Fiscal Year 2000...........................  29
     401(k) Plan.....................................................  29
     Compensation Committee Interlocks and Insider Participation.....  29
     Compensation Committee's Report on Executive Compensation.......  30
     Employment Agreements...........................................  31
     Severance Agreements............................................  33
     Stock Performance Graph.........................................  34

Shareholder Proposals................................................  35

Other Business.......................................................  35

Appendices:
----------

Appendix A    Restated Articles of Incorporation of Fresh America Corp.
Appendix B    2001 Stock Option Plan
Appendix C    Audit Committee Charter

                              Fresh America Corp.
                              1049 Avenue H East
                            Arlington, Texas  76011

                        SPECIAL MEETING OF SHAREHOLDERS
                                PROXY STATEMENT


Date, Time and Place of the Special Meeting

The special meeting will be held on December 28, 2001 at 10:00 a.m., Central Time at our corporate offices located at 1049 Avenue H East, Arlington, Texas 76011.

Matters to be Considered at the Special Meeting

The purpose of the special meeting is to consider and vote upon:

        .  an amendment to our articles of incorporation;

        .  the adoption of the Fresh America Corp. 2001 Stock Option Plan; and

        . the transaction of any other business that may properly come before the meeting.

Proxy Solicitation

Our board of directors is soliciting your proxy for use at the special meeting to be held on December 28, 2001, or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the Notice of Special Meeting of Shareholders. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees may solicit proxies in person or by telephone. They will receive no additional compensation for their services. We also have retained Georgeson Shareholder Communications, Inc. to assist with the proxy solicitation process for a fee of $5,000, plus reimbursement of out-of-pocket expenses. We have requested brokers and nominees who hold stock in their names to furnish this proxy statement to their customers, and we will reimburse these brokers and nominees for their related out-of-pocket expenses. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about December 3, 2001.

Record Date and Quorum Requirement

Our common stock, par value $.01 per share ("Common Stock") is our only outstanding voting security with respect to matters to be considered at the special meeting. Our board has fixed the close of business on October 30, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. If you held our Common Stock at the close of business on the record date, you will be entitled to one vote for each share you hold on each matter submitted to a vote of shareholders. At the close of business on the record date, there were 8,410,098 shares of our Common Stock issued and outstanding. Shareholders representing 47% of our issued and outstanding Common Stock have entered into written voting agreements to vote in favor of the proposal to amend our articles of incorporation at the special meeting. See "Proposal 1. Amendment to the Articles of Incorporation."

The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the special meeting, the special meeting may be adjourned in order to permit the further solicitation of proxies.

Our Series D Cumulative Redeemable Preferred Stock, $1.00, par value per share (the "Preferred Stock") is not a voting security, except in certain situations described under "Proposal 1. Amendment to the Articles of Incorporation" below. At the close of business on the record date, there were 77,000 shares of our preferred stock issued and outstanding.

Voting Procedures

Approval of the amendment to our articles of incorporation will require the affirmative vote of two-thirds of the shares of our Common Stock outstanding as of the record date. Approval of the stock option plan will require the votes cast favoring the stock option plan to exceed the votes cast opposing the stock option plan, not counting abstentions. Abstentions will have a neutral effect on the approval of the stock option plan. However, abstentions or the failure to vote on the amendment to our articles of incorporation will have the same effect as votes cast against approval of the proposal.

Your broker and, in many cases, your nominee will not have discretionary power to vote on the amendment to our articles of incorporation or the stock option plan. Accordingly, you should instruct your broker or nominee how to vote any shares of our Common Stock that they hold in your name or on your behalf. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.
A broker non-vote will have the same effect as an abstention on the stock option plan and a vote against the amendment to our articles of incorporation.

Voting and Revocation of Proxies

You may revoke your proxy at any time before it is exercised by:

        .  filing with our Secretary an instrument revoking it;

        .  submitting a properly executed proxy bearing a later date; or

        .  voting in person at the special meeting.

Unless revoked, all of your shares represented by a properly executed proxy received by our Secretary will be voted in accordance with your instructions. Shares represented by each proxy that is properly executed and returned and upon which no contrary instructions are indicated will be voted:

        . "FOR" the amendment to our articles of incorporation to increase the number of authorized shares of Common Stock and decrease the stated par value of our Common Stock; and

        .  "FOR" the adoption of the Fresh America Corp. 2001 Stock Option Plan.


Your shares will be voted by proxy at the special meeting if your proxy card is properly signed, dated and received by our Corporate Secretary prior to or at the special meeting.

Other Matters to be Considered

Our board of directors is not aware of any other matter that will be brought before the special meeting. If, however, other matters are presented, your proxy will be voted in the discretion of the holder of your proxy.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of our outstanding shares of Common Stock as of the record date, or as disclosed in certain reports received as of such date regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

                                                 Amount and Nature of
Beneficial Owner                                 Beneficial Ownership        Percent of Class/(1)/
----------------                                 --------------------        ---------------------

North Texas Opportunity Fund LP
13355 Noel Road, Suite 2210                         3,944,094/(2)/                      46.9%
Dallas, TX  75240

North Texas Opportunity Fund Capital
 Partners, LP                                       3,944,094/(2)/                      46.9%
13355 Noel Road, Suite 2210
Dallas, TX  75240

NTOF LLC
13355 Noel Road, Suite 2210                         3,944,094/(2)/                      46.9%
Dallas, TX  75240

North Texas Investment Advisors LLC
13355 Noel Road, Suite 2210                         3,944,094/(2)/                      46.9%
Dallas, TX  75240

Arthur W. Hollingsworth
13355 Noel Road, Suite 2210                         3,944,094/(2)/                      46.9%
Dallas, TX  75240




Luke M. Sweetser
13355 Noel Road, Suite 2210                         3,944,094/(2)/                      46.9%
Dallas, TX  75240

Gregory A. Campbell
3625 North Hall Street, Suite 610                   3,944,094/(2)/                      46.9%
Dallas, TX  75219

John Hancock Financial Services, Inc.                     -0-/(3)/                         *
John Hancock Place, P.O. Box 111
Boston, MA 02117

Larry Martin                                         3,176,694(4)                       37.7%
2729 Sunrise Drive
Arlington, TX 76006

Gruber & McBaine Capital Management                    767,400(5)                        9.1%
50 Osgood Place
San Francisco, CA 94133

DiMare Homestead, Inc.                                 528,300(6)                        6.3%
258 NW 1/st/ Avenue
Florida City, FL 33034

__________________
*Does not exceed 1% of the outstanding common stock.

(1) Percentages with respect to each person or group of persons have been calculated on the basis of 8,410,098 shares, the total number of shares of Common Stock outstanding the record date, plus the number of shares of Common Stock which such person or group of persons has the right to acquire, without contingency, within 60 days after the record date.

(2) North Texas Opportunity Fund LP ("NTOF") is a direct beneficial owner of the 3,944,094 shares of Common Stock. North Texas Opportunity Fund Capital Partners LP ("NTOF Partners"), is an indirect beneficial owner of this Common Stock given that NTOF Partners is the general partner of NTOF; NTOF LLC ("NTOF LLC") is an indirect beneficial owner of this Common Stock given that NTOF LLC is the general partner of NTOF Partners; North Texas Investment Advisors LLC ("NT Advisors") is an indirect beneficial owner of this Common Stock given that NT Advisors is the investment manager of NTOF; Arthur W. Hollingsworth ("Hollingsworth") is an indirect beneficial owner of this Common Stock given that Hollingsworth is a manager of NTOF LLC and of NT Advisors; Luke M. Sweetser ("Sweetser") is an indirect beneficial owner of this Common Stock given that Sweetser is a manager of NTOF LLC and of NT Advisors; and Gregory A. Campbell ("Campbell") is an indirect beneficial owner of this Common Stock given that Campbell is a manager of NTOF LLC and of NT Advisors.

     Of the 3,944,094 shares beneficially owned by NTOF, 3,176,694 shares are beneficially owned by NTOF by virtue of a Voting Agreement and Irrevocable Proxy, dated September 4, 2001, granted to NTOF by Larry Martin, and 767,400 shares are beneficially owned by NTOF by virtue of a Voting Agreement and Irrevocable Proxy, dated September 10, 2001, granted to NTOF by Gruber & McBaine Capital Management, LLC.

     Does not include warrants to purchase 78,213,911 shares of Common Stock beneficially owned by NTOF due to the existence of a material contingency (the need for shareholder approval of the amendment to the articles of incorporation so that there are sufficient number of authorized shares of Common Stock for issuance upon exercise of the warrants) that is not within NTOF's control and that is required to be satisfied prior to exercise of the warrants.

(3) Does not include warrants to purchase 45,414,529 shares of Common Stock beneficially owned by the Hancock Entities and reported by the Hancock Entities in a Schedule 13D filed with the SEC on September 17, 2001, due to the existence of a material contingency (the need for shareholder approval of the amendment to the articles of incorporation so that there are sufficient number of authorized shares of Common Stock for issuance upon exercise of the warrants) that is not within the Hancock Entities' control and that is required to be satisfied prior to exercise of the warrants.

(4) Based on information set forth in a Schedule 13D filed with the SEC on April 24, 2001, Mr. Martin beneficially owns 3,166,694 shares of Common Stock and options to purchase 10,000 shares of Common Stock which are exercisable within 60 days.

     Mr. Martin and NTOF share voting power over 3,176,694 shares of Common Stock by virtue of a Voting Agreement and Irrevocable Proxy dated September 4, 2001, granted to NTOF by Mr. Martin.

(5) Based on information provided to the Company by Gruber & McBaine Capital Management, LLC ("GMCM"), Jon D. Gruber ("Gruber"), J. Patterson McBaine ("McBaine") and Thomas O. Lloyd-Butler ("Lloyd-Butler"). This group informed the Company that it beneficially owned 767,400 shares of Common Stock and that the voting and dispositive power among such group's members is as follows:


                                  Voting and Dispositive Power
                          -------------------------------------------
Name                               Sole                  Shared
-----                     --------------------    -------------------
GMCM                                   -                 625,000
Gruber                            82,300                 625,000
McBaine                           60,100                 625,000
Lloyd-Butler                           -                 625,000

     GMCM and NTOF also share voting power over 767,400 shares of Common Stock by virtue of a Voting Agreement and Irrevocable Proxy dated September 10, 2001, granted to NTOF by GMCM.

(6) Based on information set forth in a Schedule 13D filed with the SEC on June 16, 2000, by DiMare Homestead, Inc. ("DiMare"). Paul DiMare, President of DiMare, Inc., has sole voting and dispositive power with regard to the 528,300 shares of Common Stock beneficially owned by DiMare, a wholly-owned subsidiary of DiMare, Inc.

             PROPOSAL 1. AMENDMENT TO THE ARTICLES OF INCORPORATION

Under our present capital structure as set forth in the articles of incorporation, we have 10,000,000 authorized shares of common stock, par value $.01 per share, and 1,000,000 authorized shares of preferred stock, par value $1.00 per share. Our board of directors, which consists of Colon O. Washburn, Arthur W. Hollingsworth, Gregory A. Campbell, Luke M. Sweetser and Darren L. Miles, unanimously believes that this capital structure is inadequate for the present and future needs of the Company. Accordingly, our board of directors has adopted a proposal to amend our articles of incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 250,000,000 shares and to decrease the stated par value of each share of Common Stock from $.01 to $.0001 (the "Charter Amendment"). As of October 30, 2001, 8,410,098 shares of Common Stock were outstanding, 300,000 shares have been reserved for issuance pursuant to outstanding warrants and 422,540 shares of Common Stock are reserved for issuance under current benefit plans, resulting in 867,362 shares remaining and available for our present and future needs.

As part of our financial restructuring, which is described in greater detail below, we issued warrants exercisable for an aggregate of 129,515,509 shares of our Common Stock to John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd. and Signature 3 Limited (collectively, the "Hancock Entities"), our subordinated lenders, and North Texas Opportunity Fund LP ("NTOF"), a new investor, as a necessary incentive to complete the restructuring. Although the warrants are by their terms immediately exercisable, we presently do not have a sufficient number of authorized shares of Common Stock to issue upon exercise of the warrants. Therefore, before the warrants may be exercised, we must amend our articles of incorporation to increase the number of authorized shares of Common Stock and to decrease the stated par value of the Common Stock. Of the warrants exercisable for 129,515,509 shares of our Common Stock, the Hancock Entities beneficially own warrants exercisable for 45,414,529 shares as follows:




                                              Voting and Dispositive Power
                                      -------------------------------------------
Name                                           Sole                  Shared
-----                                 --------------------    -------------------


John Hancock Financial Services, Inc.            --                 45,414,529
John Hancock Life Insurance Company              --                 45,414,529
John Hancock Variable Life Insurance             --                  6,812,179
      Company

By virtue of the warrants issued to the Hancock Entities, John Hancock Financial Services, Inc. has shared voting and dispositive power over an aggregate of 45,414,529 shares, 38,602,350 through its direct, wholly-owned subsidiary, John Hancock Life Insurance Company ("JHLICO"), and 6,812,179 through its indirect, wholly-owned subsidiary, John Hancock Variable Life Insurance Company ("JHVLIC"); JHLICO has shared voting and dispositive power over 38,602,350 shares held directly (consisting of warrants for 29,519,444 shares issued to JHLICO; warrants for 4,541,453 shares issued to Signature 1A (Cayman) Ltd., an advisory account of JHLICO; and warrants for 4,541,453 shares issued to Signature 3 Limited, an advisory account of JHLICO) and 6,812,179 held through JHVLICO, its wholly-owned subsidiary; and JHVLICO has shared voting and dispositive power over 6,812,179 shares held directly.

Of the warrants exercisable for 84,100,980 shares purchased by NTOF in the financial restructuring, warrants exercisable for 5,887,069 shares were purchased by Arthur Hollingsworth from NTOF subsequent to the financial restructuring. As a result, the beneficial ownership of the 84,100,980 warrants originally issued to NTOF in connection with the financial restructuring is as follows:





                                              Voting and Dispositive Power
                                      -------------------------------------------
Name                                           Sole                  Shared
-----                                 --------------------    -------------------

NTOF                                                -              78,213,911
NTOF Partners                                       -              78,213,911
NTOF LLC                                            -              78,213,911
NT Advisors                                         -              78,213,911
Arthur W. Hollingsworth                     5,887,069              78,213,911
Luke M. Sweetser                                    -              78,213,911
Gregory A. Campbell                                 -              78,213,911

In addition, if our shareholders adopt our 2001 Stock Option Plan as set forth under Proposal 2 herein, we will have to reserve an additional 29,553,813 shares of Common Stock for issuance pursuant to our 2001 Stock Option Plan.

Further, authorizing additional shares of Common Stock would provide the Company with more flexibility to issue shares of its Common Stock, as needed, for possible stock splits, acquisitions, financings and other corporate purposes from time to time as it deems necessary and in the best interests of the Company. At this time, the Company does not have any plans for issuing any additional shares of Common Stock other than as disclosed in this Proxy Statement.

Pending shareholder approval of this proposal to increase the number of authorized shares of Common Stock to 250,000,000 shares and Proposal 2 to adopt the Fresh America Corp. 2001 Stock Option Plan, and taking into account (a) the 8,410,098 shares currently outstanding and (b) shares reserved or to be reserved for issuance (i) pursuant to the exercise of the warrants for 129,515,509 shares issued in connection with the restructuring, (ii) warrants for 300,000 shares that are currently outstanding, (iii) upon the exercise of 422,540 outstanding options granted pursuant to our existing benefit plans, and (iv) pursuant to the 2001 Stock Option Plan (29,553,813 shares), we will have 81,798,040 authorized shares of Common Stock available for future needs of the Company.

Our board of directors, which consists of Colon O. Washburn, Arthur W. Hollingsworth, Gregory A. Campbell, Luke M. Sweetser and Darren L. Miles, unanimously believes that it is necessary to have the ability to issue additional shares of our Common Stock for general corporate purposes, as well as to effectuate the financial restructuring described below and Proposal 2 herein, relating to our 2001 Stock Option Plan. Shareholders should be aware that, as set forth above, Messrs. Hollingsworth, Campbell and Sweetser may be deemed to beneficially own the 78,213,911 shares of common stock underlying the warrants issued to NTOF in connection with the financial restructuring and Mr. Hollingsworth is the sole beneficial owner of warrants exercisable for an additional 5,887,069 shares that were initially issued to NTOF in connection with the restructuring but subsequently purchased by Mr. Hollingsworth from NTOF. Therefore, Messrs. Hollingsworth, Campbell and Sweetser would significantly benefit from shareholder approval of Proposal 1. However, both the current board of directors and the previous board of directors (consisting of Messrs. Washburn, Martin, Gier and McKinney, with the exception of Mr. Martin, a creditor of the Company, who abstained from voting on the matter) which met on August 9, 2001 to consider and vote upon the equity financing transaction and the proposed Charter Amendment, unanimously believe that our best interests and the best interests of our shareholders would be served by amending our articles of incorporation to increase the number of authorized shares of Common Stock and decrease the stated par value of the Common Stock. If approved by you, it is anticipated that the amendment will become effective as soon as practicable following the special meeting.

Vote Required

Approval of the amendment to our articles of incorporation will require the affirmative vote of at least two-thirds of our shares of Common Stock outstanding as of the record date. Shareholders (Larry Martin and Gruber & McBaine Capital Management) representing in the aggregate 47% of our issued and outstanding Common Stock have entered into written voting agreements to vote in favor of the proposed amendment at the special meeting. As a result, we need additional votes representing at least 19.67% of our issued and outstanding Common Stock to adopt the amendment to our articles of incorporation.

Background of the Restructuring

During the past two years, we pursued various re-financing alternatives in an effort to restructure our debt, none of which progressed beyond the preliminary stages to warrant serious consideration by our board. For more than twelve months, we had been operating under waivers from our lenders for not complying with certain covenants under the terms of our agreements with those lenders and from certain equipment lessors. In addition, we failed to make the semi-annual interest payment due to our subordinated lenders on May 1, 2001. In February, 2001, the Company was introduced to NTOF by an independent broker. NTOF is a private equity fund that was established in August 2000 to invest in companies in underserved areas in North Texas and minority- and women-owned or managed companies located in that region. Prior to this introduction, there was no business or other affiliation between the Company and NTOF or any of its affiliates. In late May 2001, we signed a letter of intent for a $5 million equity-financing proposal with NTOF. In connection with the letter of intent, we received extensions of our senior credit facility and extensions for the semi-annual interest payment on our subordinated debt as well as payments owed to other creditors in order to allow for the negotiation of a definitive agreement with respect to the equity-financing proposal.

In August 2001, Darren L. Miles was appointed as our President and Chief Executive Officer. Since 2000, Mr. Miles has been a director of Lewis Hollingsworth LP, a venture capital/private equity firm of which Mr. Hollingsworth is a partner and Mr. Sweetser is Managing Director. As set forth above, Messrs. Hollingsworth and Sweetser are beneficial owners and managers of

NTOF. On August 14, 2001 we entered into definitive agreements for the equity-financing with NTOF, including a Securities Exchange and Purchase Agreement (the "Purchase Agreement") and a Shareholders Agreement (the "Shareholders Agreement" and, together with the Purchase Agreement, the "Agreements"), in each case entered into by and among the Company, NTOF, and the Hancock Entities. On September 5, 2001, we completed our restructuring pursuant to the Agreements and a Post-Closing Agreement dated as of September 5, 2001, by and among the Company, NTOF and the Hancock Entities.

Terms of Restructuring

In connection with our financial restructuring, the Company issued to NTOF and the Hancock Entities an aggregate of 77,000 shares of Preferred Stock and warrants exercisable for 129,515,509 shares of Common Stock. The exercise price for the warrants is $.0001 for each share of Common Stock represented by the warrants. The price per share of Common Stock of the Company on September 5, 2001, the closing date for the restructuring transaction, was $0.11.

NTOF utilized its operating capital to purchase for cash 50,000 shares of Preferred Stock and warrants exercisable for 84,100,980 shares of Common Stock. NTOF purchased the Preferred Stock and warrants for an aggregate price of $5 million, or $100 for each share of Preferred Stock and warrants exercisable for 1682.02 shares of Common Stock. Subsequently, Arthur Hollingsworth, an affiliate of NTOF, purchased from NTOF 3,500 of its 50,000 shares of Preferred Stock and 5,887,069 of the 84,100,980 warrants that had been purchased by NTOF at the same price per share and warrant as paid by NTOF. The warrants purchased by NTOF, including those warrants that were subsequently purchased by Arthur Hollingsworth, are herein referred to as the "NTOF Warrants." Assuming the exercise of the NTOF Warrants in full, NTOF and Arthur Hollingsworth will have paid an aggregate of $5,008,410.10 (consisting of the initial $5 million investment plus an aggregate exercise price of $8,410.10) for the 50,000 shares of Preferred Stock and 84,100,980 shares of Common Stock underlying the NTOF Warrants. The fair market value of the 84,100,980 shares of Common Stock on the closing date of the restructuring was $9,198,544.69.

In addition, as part of our financial restructuring, the Hancock Entities exchanged $20 million in the aggregate principal amount of subordinated notes, warrants to purchase 576,134 shares of Common Stock, 50,000 shares of Series C Cumulative Redeemable Preferred Stock and all accrued interest and dividends related to each of the foregoing for 27,000 shares of Preferred Stock and warrants exercisable for 45,414,529 shares of Common Stock (the "Hancock Warrants"). Assuming the exercise of the Hancock Warrants in full, the Hancock Entities will have paid an exercise price of $4,541.45. The fair market value of the 45,414,529 shares of Common Stock on the closing date of the restructuring was $4,967,214.

The following table sets forth certain pro forma information concerning the beneficial ownership of Common Stock following the completion of our financial restructuring and assuming approval of the Charter Amendment by our shareholders. The table assumes the exercise of all outstanding warrants and options which have been issued as of the record date, regardless of whether such warrants or options have vested or are subject to any contingencies, including, but not limited to, shareholder approval of the Charter Amendment.


                                                 Amount and Nature of
Beneficial Owner                                 Beneficial Ownership         Percent of Class/(1)/
----------------                                 --------------------         ---------------------


North Texas Opportunity Fund LP                     78,213,911/(2)/                     46.5%

The Hancock Entities                                45,414,529/(3)/                     27.0%

Existing Shareholders other than Management         12,031,478/(5)/                      7.2%

Management and Directors:
  Darren Miles                                       2,724,872/(4)/                      1.6%

  Gary Wiener                                        2,760,472/(6)(7)/                   1.6%

  Steve Finberg                                      2,751,372/(6)(8)/                   1.6%

  Cheryl Taylor                                      2,724,872/(6)/                      1.6%

  Colon Washburn                                     1,122,435/(9)/                      0.7%

  Arthur Hollingsworth                               5,887,069/(10)/                     3.5%

Existing Warrants                                      300,000                           0.2%

Additional Options under '93 and '96 Plans not         249,787                           0.1%
 held by Management

Option Pool to be issued to Existing Management      8,265,893                           4.9%

Option Pool to be issued to Future Management        5,755,270                           3.4%

------------------

(1) Percentages are based upon 8,410,098 shares (the total number of shares of Common Stock outstanding on the record date) plus the total number of shares underlying all outstanding options and warrants regardless of whether such options or warrants are currently exercisable or subject to contingency.

(2) Includes warrants to purchase 78,213,911 shares of Common Stock owned by NTOF.

(3) Includes warrants to purchase 45,414,529 shares of Common Stock owned by the Hancock Entities.

(4) Includes options to purchase 2,724,872 shares of Common Stock which are immediately exercisable subject to the approval of the Charter Amendment.

(5) Includes 3,166,694 shares of Common Stock and options to purchase 20,000 shares of Common Stock which are held by Larry Martin. Mr. Martin has tendered his resignation from the Company's employment effective December 1, 2001, but will be retained thereafter as a consultant to the Company. Also includes options to purchase 3,633,162 shares of Common Stock, all of which are immediately exercisable, subject to the approval of the Charter Amendment.

(6) Includes options to purchase 2,724,872 shares of Common Stock, of which options to purchase 681,218 shares are immediately exercisable and the remainder of which are subject to future vesting, and all of which are subject to the approval of the Charter Amendment.

(7) Includes options to purchase 35,500 shares of Common Stock which are currently exercisable.

(8) Includes options to purchase 26,500 shares of Common Stock which are currently exercisable.

(9) Includes options to purchase 1,000,000 shares of Common Stock which are immediately exercisable subject to the approval of the Charter Amendment. Includes options to purchase 90,753 shares of Common Stock which are currently exercisable.

(10) Includes warrants to purchase 5,887,069 shares of Common Stock.


Description of Common Stock Warrants

In general, the NTOF Warrants and the Hancock Warrants are exercisable at any time prior to August 14, 2011. The exercise price of these warrants is $.0001 per share, and the warrants are subject to anti-dilution provisions that adjust the number of shares of Common Stock into which the warrants are exercisable if we effect any recapitalization, stock dividend, stock split, reorganization, merger or similar transaction or if we undertake certain issuances of Common Stock for less than market value.

Description of Preferred Stock

Board of Director Representation

In accordance with the Agreements, our board of directors consists of five members. The holders of Preferred Stock are entitled to appoint four members to our board of directors. NTOF has the right to designate three members of our board of directors, and the Hancock Entities have the right to designate one member of our board of directors, unless the Hancock Entities waive this right, in which case NTOF has the right to designate a fourth member to our board. The Hancock Entities advised the Company and NTOF that they did not intend to exercise their right to designate a director and, accordingly, NTOF designated four members to our board of directors. Effective October 15, 2001, the NTOF designees, Arthur W. Hollingsworth, Luke M. Sweetser, Gregory A. Campbell and Darren L. Miles became members of our board of directors.

Special Voting Rights

Pursuant to the terms of the Agreements, we must obtain the consent of the holders of our Preferred Stock prior to taking certain actions in the operation of our business. Prior to taking the following actions, we must obtain the consent of 100% of the holders of Preferred Stock:

     . amending our organizational documents in a manner that is adverse to the holders of the Preferred Stock;

     . declaring any dividends with respect to any of our capital stock (except as required pursuant to the terms of the Preferred Stock);

     . entering into any transaction (other than an arms-length transaction) with any of our affiliates;

     . increasing the compensation of any of our executive officers by more than 5% during any fiscal year;

     .    adopting any new employee benefit plan; or

     . granting any equity-based compensation to any key employee of the Company or any subsidiary.

The prior written consent of at least 66 2/3% of the holders of the Preferred Stock is required for the following actions:

     . selling or issuing any additional shares of our capital stock or any of the capital stock of any of our subsidiaries (except in connection with the exercise of existing warrants or pursuant to its employee stock option plan); or

     . reclassifying any shares of our capital stock into any other capital stock.

The prior written consent of at least a majority of the holders of Preferred Stock is required before:

     . selling or leasing any of our assets other than in the ordinary course of business;

     . effecting any merger, consolidation or other corporate reorganization involving the Company;

     . entering into any new line of business or acquiring any substantial business operation or assets (through a stock or asset purchase or otherwise);

     . entering into any contract or agreement pursuant to which we must pay more than $250,000 per year;

     .    terminating any of our key employees;

     .    acquiring any debt or equity interest in any other person or entity;

     .    incurring any indebtedness in excess of $8 million;

     . acquiring more than $500,000 of property or assets from any person or entity during any 12 month period; or

     . making any capital expenditure greater than $250,000 individually or $1,000,000 in the aggregate.

Put Option Granted to Holders of Preferred Stock

Under the Agreements, each holder of Preferred Stock has the right to sell its Preferred Stock to us at a price per share equal to $100 plus any and all accrued and unpaid dividends and interest with respect to such share at any time after August 14, 2004 or earlier upon the occurrence of certain triggering events (the "Put Option"). Among the events triggering the acceleration of these put rights are the following:

     . any material breach by us of the provisions of the Agreements (other than our failure to pay dividends with respect to the Preferred Stock);

     . any merger, consolidation or share exchange involving the Company in which we are not the surviving or resulting entity or as a result of which our beneficial owners prior to such a transaction will, immediately after the transaction, own less than a majority of our capital stock;

     .    a sale of substantially all of our assets or operations;

     .    any substantial change in the type of business we conduct;

     .    any change in control of the Company; and

     . the consummation of any underwritten public offering or any private equity financing, in either case as a result of which we receive at least $20,000,000 in cash proceeds.

If, during the time period which a holder of Preferred Stock has the right to put its shares of Preferred Stock to us as described above, we receive any bona fide third-party proposal relating to the sale of all or substantially all of our assets, a merger, consolidation or share exchange involving the Company that would result in a change in the beneficial ownership of our capital stock or a change in control of the Company, and if we accept the proposal within the time periods mandated by the Shareholders Agreement, then we must use good faith and commercially reasonable efforts to consummate the transactions described in the proposal. If, however, we do not accept the proposal within the time periods mandated by the Shareholders Agreement, then each holder of Preferred Stock will also have the right to cause us to purchase all of the capital stock of the Company that the holder owns for an amount of cash equal to the consideration that would have been paid to the holder had we accepted the proposal.

Effect of the Failure to Receive Shareholder Approval

If we do not receive the requisite shareholder approval of the Charter Amendment, then the Agreements provide that many of the rights and preferences associated with the Preferred Stock will become substantially more favorable to NTOF and the Hancock Entities. The primary changes in the rights and preferences of the Preferred Stock that will occur if shareholder approval of the Charter Amendment is not obtained are as follows:

Special Voting Rights. The holders of Preferred Stock will be entitled to vote as a separate class on all matters on which the holders of our Common Stock are entitled to vote, with each share of Preferred Stock being entitled to one vote per share. In addition, the holders of the Preferred Stock will be entitled to vote together with the holders of Common Stock on all matters on which the holders of Common Stock are entitled to vote, but with each share of Preferred Stock being entitled to 250 votes per share. As a result, on any matters voted on by holders of the Common Stock, NTOF and the Hancock Entities will have 12,500,000 votes and 6,750,000 votes, respectively, which, in the aggregate, would represent approximately 68% of the voting power of our outstanding capital stock on a fully diluted basis. In the event that the Charter Amendment is approved, assuming full exercise of the warrants issued to NTOF and the Hancock Entities, NTOF and its affiliates and the Hancock Entities would own, in the aggregate, approximately 77% of the voting power of our outstanding capital stock on a fully diluted basis.

Liquidation Preference. In the event of a dissolution of the Company or upon the occurrence of certain other liquidation events and upon the payment in full of all liquidation payments owed to the holders of the Preferred Stock as described above, the holders of Preferred Stock will be entitled to receive an amount equal to 90% of the fair market value of our remaining assets and other funds, and the holders of our Common Stock will be entitled to receive an amount equal to 10% of the fair market value of our remaining assets and other funds.

Put Option. Upon our failure to obtain shareholder approval of the Charter Amendment, the price per share at which we would be required to purchase the shares of Preferred Stock upon the triggering events described above would increase to three times the price that would otherwise be payable upon the exercise of the put rights by the holders of Preferred Stock.

Dividends. The annual cumulative dividend rate on each share of Preferred Stock will increase to $18 per share.

Board Recommendation

The board of directors (which then consisted of Messrs. Washburn, Martin, Gier and McKinney) held a meeting on August 9, 2001 to consider and vote upon the Agreements and the proposed amendment to our articles of incorporation. At such meeting the board considered various factors, including:

     . the fact that the Company's credit facilities were past due and subject to continuous short-term waivers;

     . the Company's recent operating losses and its extremely limited available working capital;

     . the fact that the Company's relationships with its suppliers, customers, employees and creditors might deteriorate in the near future;

     .    the terms of the NTOF proposal, the Agreements and the Charter
          Amendment;

     . the effect of the NTOF proposal on the Company's shareholders, creditors and other stakeholders; and

     . the Company's ability to continue as a viable entity if the NTOF proposal was not accepted.

At such meeting, the board determined unanimously (with Mr. Martin, a creditor of the Company, abstaining) to authorize the Agreements and the Charter Amendment and recommend approval of the Charter Amendment to the shareholders. In making its determination, the board did not give a disproportionate amount of weight to any one or more of the factors, but rather based its decision on the total mix of information available to it at the time.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
             PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION.

               PROPOSAL 2.  ADOPTION OF THE FRESH AMERICA CORP.
                            2001 STOCK OPTION PLAN

Our board of directors proposes that our shareholders approve the terms of the Fresh America Corp. 2001 Stock Option Plan (the "Plan"), a copy of which is attached as Appendix B. The purpose of the Plan is to enable the Company to attract officers, key employees and consultants and to provide them with appropriate incentives and rewards for superior performance. The Plan affords the Company significant flexibility in the area of key employee and executive compensation. The Plan is designed to be an omnibus plan that gives the Company the ability to grant a wide range of compensatory awards including stock options, stock appreciation rights, restricted stock and performance awards.
The Plan is intended to encourage stock ownership by recipients by providing for or increasing their proprietary interests in the Company, thereby encouraging them to remain in the Company's employment. The Plan has been prepared to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code").

Description of the Stock Option Plan

The following general description of certain features of the Plan is qualified in its entirety by reference to the Stock Option Plan.

Shares Reserved

Subject to adjustment as provided in the Plan, the number of shares of Common Stock that may be issued or transferred, plus the amount of shares of Common Stock covered by outstanding awards granted under the Plan, shall not in the aggregate exceed 29,553,813.

Administration

The Plan is to be administered by the board or a committee of the board of directors (the "Compensation Committee") which shall consist of two or more directors. In connection with its administration of the Plan, the board (or Compensation Committee) is authorized to interpret the Plan and related agreements and other documents. The board (or Compensation Committee) may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Plan.

Eligibility

Officers, directors, employees of and consultants to the Company may be selected by the board (or Compensation Committee) to receive awards under the Plan.

Awards

The Plan authorizes the Company to grant options to purchase shares of Common Stock ("Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock") and performance awards ("Performance Awards"). The terms applicable to these various types of awards, including those terms that may be established by the board (or Compensation

Committee) when making or administering particular awards, are set forth in greater detail in the Plan.

     .    Options.  The board (or Compensation Committee) may grant Options that
          -------
          entitle the optionee to purchase shares of Common Stock at a price less than, equal to or greater than market value on the date of grant. The option price is payable at the time of exercise: (i) in cash or cash equivalent; (ii) by the transfer to the Company of shares of Common Stock that are already owned by the optionee and having a value at the time of exercise equal to the option price; (iii) in the board's discretion, by executing a promissory note in favor of the Company for the number of shares specified and paid for; (iv) by the deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates provided that the Common Stock is publicly traded (as defined by the Plan); or (v) by any combination of the foregoing methods of payment.

          Options granted under the Plan may be Options that are intended to qualify as incentive stock options ("ISOs") within the meaning of
          Section 422 of the Internal Revenue Code of 1986 (the "Code") or Options that are not intended to qualify as ISOs ("Nonqualified Stock Options"). The Plan permits the granting of ISOs or Nonqualified Stock Options at the discretion of the Board (or Compensation Committee). The exercise price for Nonqualified Stock Options granted may be less than, equal to, or greater than the fair market value per share of the Company's Common Stock on the date of grant. The exercise price for ISOs may not be less than 100% of the fair market value per share of the Company's Common Stock on the date of grant, and ISOs granted to persons owning more than 10% of the Company's voting stock must have an exercise price of not less than 110% of the fair market value per share of the Company's Common Stock on the date of grant. All options granted must be exercised within ten years of grant, except that ISOs granted to 10% or greater stockholders must be exercised within five years of grant. The aggregate market value (as determined as of the date of grant) of the Common Stock for which any optionee may be awarded ISOs which are first exercisable by such optionee during any calendar year may not exceed $100,000.

          Options generally vest over a three (3) year period so that 25% of an award vests as of the date of grant and 25% of the award vests on each one year anniversary thereafter.

     .    SARs.   SARs granted under the Plan represent the right to receive
          ----
          from the Company the difference (the "Spread") between the base price per share of Common Stock and the market value of the Common Stock on the date of exercise of the Appreciation Right. A SAR may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof.

     .    Restricted Stock.  An award of Restricted Stock involves the
          ----------------
          transfer by the Company to a recipient of ownership of a specific number of shares of Common Stock. The recipient of the Restricted Stock has voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration from the participant or in consideration of a payment by the participant that is less than the fair market value of the shares on the date of grant, as the board (or Compensation Committee) may determine.

          Restricted Stock will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the board (or Compensation Committee). In order to enforce the forfeiture provisions, the transferability of Restricted Stock will be restricted as prescribed by the board (or Compensation Committee) for the period during which the forfeiture provisions are in effect.

     .    Performance Awards.  A Performance Award is an outright grant of cash
          ------------------
          and/or stock to the recipient on account of meeting one or more performance goals established by the board (or Compensation Committee).

Transferability

Awards generally are restricted as to transferability although certain awards may be transferable by will or the laws of descent and distribution and/or to a recipient's spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.

Adjustments

The maximum number of shares of Common Stock that may be issued or transferred under the Plan, the number of shares covered by outstanding awards and the option prices or base prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalization, mergers, consolidations, spin-offs, reorganizations and similar transactions or events. In the event of any such transaction or event, the board (or Compensation Committee) shall make proportionate adjustments to the number of shares issued/issuable under the Plan and the exercise prices thereof.

Amendments to the Plan

The Plan may be amended from time to time by the board without further approval by the Stockholders of the Company, provided that such amendment does not increase the aggregate number of shares reserved for issuance under the Plan.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan. This summary is not intended to be exhaustive and does not address state or local tax consequences.

     .    ISOs.  If an option granted under the Plan is treated as an ISO, the
          ----
          optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an ISO may subject the optionee to alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares received within two years of the date of receipt of the option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction. If the optionee disposes of the shares either within two years of the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a "disqualifying disposition" and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. The exercise of an ISO may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an ISO is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee.

          In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise or termination of an ISO. However, in the event an optionee sells or disposes of stock received on the exercise of an ISO in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     .    Nonqualified Stock Options.  Nonqualified Stock Options granted under
          --------------------------
          the Plan do not qualify as "incentive stock options" and do not qualify for any of the special tax benefits that apply to ISOs. An optionee generally will not recognize any taxable income at the time he or she is granted a Nonqualified Stock Option. However, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes. The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a Nonqualified Stock Option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a Nonqualified Stock Option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a Nonqualified Stock Option or a sale or disposition of the shares acquired upon the exercise of a Nonqualified Stock Option. However, upon the exercise of a Nonqualified Stock Option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

   .      SARs.  SARs are taxed to recipients and are deductible by the
          ----
          Company in substantially the same manner as Nonqualified Stock Options. A recipient generally will not recognize any taxable income at the time he or she is granted a SAR. However, upon its exercise, the recipient will recognize ordinary income for federal income tax purposes measured by the excess of (i) the then fair market value on the date of exercise of one share of Common Stock over (ii) the price per share specified in the Award Agreement, multiplied by (iii) the number of shares awarded. Upon exercise, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a recipient is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

   .      Restricted Stock.  A recipient of Restricted Stock generally will
          ----------------
          be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the recipient) at the time when the shares are no longer subject to a substantial risk of forfeiture for purposes of Section 83 of the Code. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the share (determined without regard to the risk of forfeiture or restrictions on transfer) over the purchase price paid, if any, for the shares.

   .      Performance Awards.  Performance Awards are taxable to recipients as
          ------------------
          ordinary be subject income in an amount equal to the cash received and/or the fair market value of the stock received in the year of receipt. The Company is entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

New Plan Benefits

The following table provides certain information with respect to all options which (a) have been granted as of the record date under the Plan, subject to shareholder approval of the Charter Amendment and Plan; and (b) are intended to be granted under the Plan immediately after the special meeting, assuming shareholder approval of the Charter Amendment and the Plan is obtained. The table specifies the amounts granted or to be granted to each named executive officer individually, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. As of the record date, no stock awards have been made under the Plan and no stock awards are intended to be granted immediately following the special meeting.

                               NEW PLAN BENEFITS

                                                                    Stock Option Awards
                                                      --------------------------------------------

                  Name and Position                      Dollar Value (1)        Number of Options
                                                      --------------------    --------------------

Colon O. Washburn
 Director and former Chief Executive Officer                           --             1,000,000 (2)

Gary D. Wiener
 Executive Vice President and Chief Operating Officer                  --             2,724,872 (3)

Steven C. Finberg
 Vice President of Sales and Marketing                                 --             2,724,872 (3)

All current executive officers as a group (4 persons)                  --            10,899,488 (4)

All current directors of the Company as a group who
 are not executive officers (4 persons)                                --             1,000,000 (2)


All employees, who are not executive officers, as a
 group (461 persons)                                                   --                    --

________________________

(1) The "dollar value" for options to be granted pursuant to the Plan on the date of grant will be zero, as the exercise price for such options will be no less than fair market value on the date of grant which is intended to be the date shareholder approval is obtained.

(2)  Options are immediately exercisable subject to shareholder approval.

(3) Includes options to purchase 681,218 shares of Common Stock which are immediately exercisable and the remainder of which are subject to future vesting, and all of which are subject to shareholder approval.

(4) Includes options to purchase 4,768,526 shares of Common Stock which are immediately exercisable and the remainder of which are subject to future vesting, and all of which are subject to shareholder approval.


          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
                    ADOPTION OF OUR 2001 STOCK OPTION PLAN.

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The board of directors currently consists of five members. Pursuant to our bylaws, each director holds office for a term of one year or until such director's successor is elected and qualified or until such director's earlier resignation, death or removal. Colon O. Washburn has served as a member of the board since 1993. The other four members of our board of directors were designated pursuant to the terms of our Preferred Stock. Under the terms of our Preferred Stock, NTOF has the right to designate three members of our board of directors, and the Hancock Entities have the right to designate one member of our board of directors, unless the Hancock Entities waive such right. Because the Hancock Entities waived their right to designate a director, NTOF appointed four members to our board of directors in October 2001. These directors are Arthur W. Hollingsworth, Luke M. Sweetser, Gregory A. Campbell and Darren L. Miles.

The following table sets forth, as of the record date, the names of our current directors, our current executive officers and each named executive officer (as defined below) of the Company; their respective ages; their position with the Company; and, with respect to each director, the year in which they became a director of the Company; and the year in which their term as director expires. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director, executive officer and named executive officer and by all directors and executive officers as a group as of the record date.

Current Directors

                                                       Director     Term to        Amount and Nature of        Percent
Name                            Position        Age     Since        Expire        Beneficial Ownership      of Class/(1)/
-------------------------  -------------------  ---    --------     --------       --------------------      -----------
Colon O. Washburn              Director         56        1993          2001             122,435/(4)/           1.5%

Arthur W. Hollingsworth        Director         38        2001          2002           3,944,094/(2)/          46.9%

Luke M. Sweetser               Director         30        2001          2002           3,944,094/(2)/          46.9%

Gregory A. Campbell            Director         48        2001          2002           3,944,094/(2)/          46.9%

Darren L. Miles                Director,        42        2001          2002                  --/(3)/             *
                               President and
                               Chief Executive
                               Officer

Current Executive Officers Who Are Not Directors

                                                         Director     Term to        Amount and Nature of        Percent
Name                            Position          Age     Since        Expire        Beneficial Ownership      of Class/(1)/
-------------------------  -------------------    ---    --------     --------       --------------------      -----------
Gary D. Wiener              Executive Vice         49       --           --                35,600/(5)/              *
                            President and Chief
                            Operating Officer

Steven C. Finberg           Vice President of      32       --           --                26,500/(5)/              *
                            Sales and Marketing


                                                       Director     Term to        Amount and Nature of        Percent
Name                            Position        Age     Since        Expire        Beneficial Ownership      of Class/(1)/
-------------------------  -------------------  ---    --------     --------       --------------------      -----------
Cheryl A. Taylor           Executive Vice        33        --          --                    --/(5)/              *
                           President, Chief
                           Financial Officer
                            and Secretary

Helen Mihas                Vice President,       35        --          --                    --                   *
                           Treasurer,
                           Controller and
                           Assistant Secretary

All Directors and                                                                         4,128,629/(6)/       49.1%
 Executive Officers as
 a Group (9 persons)


Named Executive Officers Who Are Not Current Officers or Directors

                                                       Director     Term to        Amount and Nature of        Percent
Name                            Position        Age     Since        Expire        Beneficial Ownership      of Class/(1)/
-------------------------  -------------------  ---    --------     --------       --------------------      -----------
David I. Sheinfeld         Former Chairman of    46       --           --                513,697/(7)/            6.0%
                           the Board and President

----------------------------
* Does not exceed 1% of the outstanding common stock

(1) Percentages with respect to each person or group of persons have been calculated on the basis of 8,410,098 shares, the total number of shares of Common Stock outstanding on the record date, plus the number of shares of Common Stock which such person or group of persons has the right to acquire, without contingency, within 60 days after the record date.

(2) As managers of NTOF LLC and NT Advisors, Messrs. Hollingsworth, Campbell and Sweetser are deemed to be indirect beneficial owners of shares of our Common Stock that are beneficially owned by NTOF. NTOF LLC is the general partner of NTOF Partners, the general partner of NTOF. NT Advisors is the investment manager of NTOF.

(3) Does not include options to purchase 2,724,872 shares of Common Stock which are immediately exercisable subject to the approval of the Charter Amendment.

(4) Does not include options to purchase 1,000,000 shares of Common Stock which are immediately exercisable subject to the approval of the Charter Amendment.

(5) Does not include options to purchase 2,724,872 shares of Common Stock, of which options to purchase 681,218 shares are immediately exercisable and the remainder of which are subject to future vesting, subject to the approval of the Charter Amendment.

(6) Includes 152,753 shares subject to options issued to certain directors and executive officers of the Company that are exercisable within 60 days.

(7) Consists of 328,037 shares held of record by David I. Sheinfeld, as trustee of the Sheinfeld Family Trust, 70,100 shares held of record by the Sheinfeld Family Partnership, 10,023 shares held of record by Mr. Sheinfeld and 105,537 shares subject to options issued to Mr. Sheinfeld under our stock option plans that are exercisable within 60 days. Mr. Sheinfeld's address is 42 Downs Lake Circle, Dallas, TX 75230. Mr. Sheinfeld resigned from all positions with the Company effective November 2000.

Our Board of Directors

The following biographies provide a brief description of the principal occupation and business experience of each director, as well as any directorships held by such persons.

Colon O. Washburn. Mr. Washburn resigned his position as our Chief Executive Officer in August, 2001. Mr. Washburn had been appointed Chief Executive Officer in October, 1999. Since his resignation, Mr. Washburn has remained with the Company as a member of our board of directors and continues to serve as an advisor to management. Mr. Washburn has been a director of the Company since July 1993. From 1971 until January 1993, Mr. Washburn was employed by Wal-Mart Stores, Inc. ("Wal-Mart"), where he served most recently as Executive Vice President of Sam's Wholesale Club, a division of Wal-Mart, and also as Senior Vice President of Wal-Mart. Since February 1993, Mr. Washburn has been President of Beau Chene Farms, a real estate development company. Additionally, Mr. Washburn serves as a director of Tandycrafts, Inc.

Arthur W. Hollingsworth. Since October, 2001, Mr. Hollingsworth has been the Chairman of our Board of Directors. Since August 2000, Mr. Hollingsworth has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm located in Dallas, TX. From 1989 to the present, Mr. Hollingsworth has also been a Partner of Lewis Hollingsworth LP, a venture capital/private equity firm located in Dallas, TX. Mr. Hollingsworth is Chairman of the Boards of Belding Hausman Incorporated (textile manufacturer) and Instaff Personnel, Inc. (temporary staffing services), and is also Co-Chairman of BillMatrix Corporation (payment processing). In addition, Mr. Hollingsworth serves on the board of directors of Hollingsworth & Vose Company (paper manufacturing), Irving Holdings, Inc. (Yellow Cab of Dallas) and the Zale Lipshy University Medical Center, Inc. (healthcare).

Gregory A. Campbell. Since October 2001, Mr. Campbell has served as a member of our Board of Directors. Since August 2000, Mr. Campbell has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm in Dallas, TX. Since September 1988, Mr. Campbell has served as President of Campbell Consulting Group, a strategic management consulting group. In addition, Mr. Campbell presently serves as a director on the boards of Trycos Incorporated (software development), PrimeSource Foodservice Equipment, Inc. (foodservice equipment distribution), InStaff Personnel, Inc. (temporary staffing services), IBIS Communications and MLN Holding Corporation.

Luke M. Sweetser. Since October 2001, Mr. Sweetser has served as a member of our Board of Directors. Since August 2000, Mr. Sweetser has been a Co-founder and Partner of North Texas Opportunity Fund LP, a venture capital/private equity firm located in Dallas, TX. From 1994 to the present, Mr. Sweetser has been a Managing Director of Lewis Hollingsworth LP, a venture capital/private equity firm located in Dallas, TX. Mr. Sweetser is a director of InStaff Personnel (temporary staffing services), PrimeSource Foodservice Equipment, Inc. (foodservice equipment distribution), Trycos Incorporated (software development) and the Dallas-Ft. Worth Private Equity Forum. Mr. Sweetser has served as a director for the City of Dallas Housing Finance Corporation since 1994 and has served as its Chief Investment Officer since 1996. Mr. Sweetser holds the designation of Chartered Financial Analyst from the Association of Investment Management and Research.

Darren L. Miles. Since October 2001, Mr. Miles has served as a member of our Board of Directors. In August 2001, Mr. Miles was appointed President and Chief Executive Officer of the Company. Since 2000, Mr. Miles has been a director of Lewis Hollingsworth LP, a venture capital/private equity firm in Dallas, TX. From 1998 to 2000, Mr. Miles was Chief Financial Officer and Executive Vice President of ACS Incorporated, a commodity distribution company. From 1984 to 1998, Mr. Miles was Chief Financial Officer, Executive Vice President, and a Principal of Hutson Companies Inc., a privately-held wholesale/retail distribution company.

Current Executive Officers Who are Not Directors

The following biographies provide a brief description of the principal occupation and business experience of each executive officer, as well as any directorships held by such persons.

Gary D. Wiener. Mr. Wiener joined the Company in 1993. In March 2000, Mr. Wiener was appointed our Executive Vice President and Chief Operating Officer. From 1996 to 1999, Mr. Wiener served as our Vice President of Operations. Mr. Wiener served the Company in many capacities between 1993 and 1995, including Regional Director of Operations.

Cheryl A. Taylor. Ms. Taylor joined the Company in April 2001 and has served as our Chief Financial Officer, Executive Vice President and Secretary since May 2001. From 1994 until April 2001, Ms. Taylor was employed by The Great Train Store Company, a nationwide specialty retailer, including serving as its Chief Financial Officer and Vice President of Finance and Administration from 1996 until April 2001. From 1989 to 1994, Ms. Taylor served as a certified public accountant with Coopers & Lybrand LLP, an international accounting and auditing firm.

Steven C. Finberg. In October 2001, Mr. Finberg was appointed as our Executive Vice President, Business Development. From October 1999 to October 2001, Mr. Finberg served as our Vice President of Sales and Marketing. From 1997 to October 1999, Mr. Finberg had been our Director of Merchandising. From 1989 to 1997, Mr. Finberg held a variety of upper management and executive positions within the Company, including Regional Director of Operations.

Helen Mihas. In April 2001, Ms. Mihas was named as our Controller, Vice President and Assistant Secretary. Since March 2000, Ms. Mihas had served as our Assistant Controller. From 1993 until 2000, Ms. Mihas was employed by Columbia and Tenet Healthcare Corporations, two major national healthcare corporations, in various financial positions. From 1988 to 1993, Ms. Mihas held an accounting position at McNeil Real Estate Management.


                       BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of our board of directors. Our board of directors meets during the fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. Our board of directors currently has established audit and compensation committees. We do not have a standing nominating committee. Nominees for director are selected by our board of directors. The committees devote attention to specific subjects and assist the board of directors in the discharge of its responsibilities. The current functions of each committee and its current members are described below.

Audit Committee

Our audit committee currently is composed of two members, Messrs. Hollingsworth and Sweetser, both of whom were appointed to the committee in October 2001. Neither of the current directors on the committee are independent as defined by the listing standards of The Nasdaq Stock Market.

Our audit committee did not meet during 2000. Our audit committee is responsible for reporting to the board of directors on the general financial condition of the Company and the results of our annual audit, and are responsible for ensuring that the Company's activities are conducted in accordance with applicable laws and regulations. Our Board of Directors adopted an audit committee charter for the Company on June 12, 2000 by written consent. A copy of the audit committee charter is attached to this proxy statement as Appendix C.

The following Report of the Audit Committee was approved and adopted by Mark Gier and Keith McKinney, former members of the audit committee who resigned from our board of directors effective October 15, 2001.

Report of the Audit Committee

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and their systems of internal controls.

In discharging its oversight responsibility as to the audit process for fiscal year 2000, the Committee obtained from its independent accountants a written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the accountants any relationships that may have impacted their objectivity and independence, and satisfied itself as to the accountants' independence.

The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements.

Each of the Committee, Company management, and the independent accountants reviewed the audited consolidated financial statements of the Company as of and for the year ended December 29, 2000. Subsequent to the filing by the Company of its Form 10-K annual report for the fiscal year 2000 with the Securities and Exchange Commission, the audit committee met with management and the independent accountants and confirmed that they had no objection to the inclusion of the audited consolidated financial statements in Company's 10-K.

                               The Audit Committee

                               Mark Gier
                               Keith McKinney


Audit Fees

The following aggregate fees were billed to the Company for professional services rendered by our independent auditors during fiscal year 2000:

           Audit Fees                                            $239,000
           Financial Information Systems Design
             and Implementation Fees                                   -0-
           All Other Non-Audit Fees                              $ 23,000


Compensation Committee

The compensation committee presently consists of two members, Messrs. Hollingsworth and Campbell, both of whom were appointed to the compensation committee in October 2001 and neither of whom are officers or employees of the Company. The compensation committee determines the compensation of our Chief Executive Officer and, with the assistance of management, of our senior executive employees (including salary, bonus, equity participation through grants of stock options, and benefits). Our compensation committee did not meet during the 2000 fiscal year.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers (the "named executive officers").


                                                                                   Long-Term
                                                                                  Compensation
                                                                                  ------------
                                                    Annual Compensation             Shares              Shares
           Name and                                 -------------------            Underlying          All Other
      Principal Position              Year      Salary     Bonus      Other         Options         Compensation/(1)/
      ------------------              ----      ------     -----      -----         -------         ------------
Colon O. Washburn/(2)/                2000      240,000        -          -             60,000              2,215
     Former Chief Executive Officer   1999       56,308        -      4,940              5,000                  -
     Chairman of the Board            1998            -        -          -                  -                  -

Gary D. Wiener                        2000      138,051        -          -             25,000              2,233
     Executive Vice President and     1999      113,473        -          -                  -              1,777
     Chief Operating Officer          1998      112,936    5,000          -                  -              1,949

Steven C. Finberg                     2000      113,424        -          -             20,000              3,201
     Executive Vice President,        1999       96,750   11,500          -                  -              4,191
     Business Development             1998       91,731        -          -                  -              3,461

David I. Sheinfeld/(3)/               2000      264,231        -   341,923/(4)/         60,000              5,796
     Former Chairman of the           1999      302,874        -          -                  -              4,800
     Board and President              1998      298,819   50,000          -             20,000              4,800

John H. Gray/(5)/                     2000      175,000        -          -                  -              4,586
     Former Executive Vice            1999      165,000        -          -                  -              1,333
     President, Chief Financial       1998       33,635    5,000          -                  -                  -
     Officer and Secretary

Michael J. Hinson/(6)/                2000       99,230   15,000         -              12,000              1,385
     Former Vice President,           1999            -        -         -                   -                  -
     Treasurer, Controller            1998            -        -         -                   -                  -
     and Assistant Secretary

____________________

(1) These amounts consist of contributions by the Company to a 401(k) plan on behalf of the named executive officer.

(2) Effective October 1999, Mr. Washburn was appointed Chief Executive Officer of the Company. Mr. Washburn's annual base compensation was $240,000. Effective August 2001, Mr. Washburn resigned his position as Chief Executive Officer and Darren Miles became Chief Executive Officer.

(3) Effective November 2000, Mr. Sheinfeld resigned his position as Chairman of the Board of Directors, President, and as a member of the board of directors.

(4) Amount includes all payments due Mr. Sheinfeld pursuant to the Resignation Agreement and Contract for Services entered into with the Company on November 9, 2000, including those payments which will be made in 2001. Amount does not include the forgiveness of a $300,000 loan and accrued interest thereon owed by Mr. Sheinfeld to the Company.

(5) Effective May 2001, Mr. Gray resigned as Executive Vice President, Chief Financial Officer, and Secretary.

(6) Effective April 2001, Mr. Hinson resigned as Vice President, Controller, and Assistant Secretary.

Option Grants During Fiscal Year 2000

The following table sets forth certain information concerning options to purchase Common Stock issued to the named executive officers during fiscal year 2000 under the 1996 Fresh America Corp. Stock Option and Award Plan as Amended and Restated effective May 22, 1998.


                                                                                                  Potential Realizable
                                                                                                    Value At Assumed
                                                 Percent of                                       Annual Rate of Stock
                             Number of          Total Option                                     Price Appreciation for
                            Securities           Granted to                                          Option Term(1)
                         Underlying Options      Employees        Exercise      Expiration       ----------------------
      Name                    Granted             In 2000          Price           Date              5%           10%
      ----                    -------             -------         --------      ----------       ----------------------
Gary D. Wiener                 25,000              6.3%            $2.00         6/2/2010          $31,445       $79,687
Steven C. Finberg              20,000              5.0%            $2.00         6/2/2010          $25,156       $63,750

__________________

(1) The "Potential Realizable Value" portion of the table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options.

401(k) Plan

We maintain a 401(k) Profit Sharing Plan, a tax-qualified retirement plan under
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Our 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Company. Employees are eligible to participate in our 401(k) Plan following the completion of three (3) months of employment. In addition, employees must be at least twenty-one (21) years of age to be eligible for participation in the 401(k) Plan. Participants may make elective salary reduction contributions to the 401(k) Plan up to the lesser of 15% of the participant's compensation or the legally permissible limit (currently $10,500) imposed by the Code. The Company may, in its sole discretion make a matching employer contribution for employees of the amount of the percentage of each employee contribution up to a maximum contribution of 3% of the contributing employee's compensation. In addition, the Company may, in its sole discretion, make nonelective contributions to the 401(k) Plan for participants who are not considered to be "highly compensated employees" under the Plan. Contributions by the Company vest over a period of five (5) years. Enrollment in the 401(k) Profit Sharing Plan may be effected on the first day of the month following the date the employee meets the eligibility requirements of the Plan.

Compensation Committee Interlocks and Insider Participation

  During the 2000 fiscal year, the compensation committee of the board of directors consisted of Sheldon Stein and Mr. Washburn; however, Mr. Stein resigned from the compensation committee in September 2000. Mr. Washburn became the Company's Chief Executive Officer in October 1999, and continued to serve on the compensation committee until February 2001. Mr. Washburn resigned as our Chief Executive Officer in August 2001.

Compensation Committee's Report on Executive Compensation

The Compensation Committee was formed in April 1994 in anticipation of the Company's initial public offering. Prior to the establishment of the Compensation Committee, the entire Board of Directors was responsible for determining executive compensation. Since its formation, the Compensation Committee has been responsible for recommending bonuses and any increase in base salaries for the Company's executive officers.

The Compensation Committee believes that, in order for the Company to succeed, it must be able to attract and retain qualified executive officers. In determining the type and amount of executive officer compensation, the objectives of the Compensation Committee are to provide levels of base compensation, bonuses and long-term incentives (in the form of stock options or other plans) that will attract and retain talented executive officers and align their interests with the success of the Company. The Company's executive officer compensation program currently is comprised of base salary, bonus plan, long-term incentive compensation (in the form of stock options) and various benefits generally available to employees of the Company (such as health and disability insurance). Under the supervision of the Compensation Committee and the Board of Directors, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company and increase shareholder value.

Base Salaries

The Company's policy is to maintain base salaries competitive with salaries paid to similarly situated executive officers of companies of similar size in comparable industries. Although neither the Board of Directors nor the Compensation Committee has conducted a formal review of base salaries paid to similarly situated executive officers, the Company believes that the base salaries payable to its executive officers are comparable to those paid by similar companies located in the Company's geographical area and engaged in industries comparable to the Company's. The Compensation Committee anticipates that adjustments to base compensation will generally be made based upon assigned responsibility and performance and successful attainment of specific goals and objectives of the Company and individual employees.

Bonuses

Year-end cash bonuses are designed to motivate the Company's executive officers to achieve specific annual financial goals and to achieve favorable returns for the Company's shareholders. At the end of each fiscal year, the Compensation Committee will assess each executive's contributions to the Company as well as the degree to which specific annual financial, strategic, and operating objectives were met by the Company.

Long-Term Incentives

Stock option grants under the Company's stock option plans form the basis of the Company's long-term incentive compensation for executive officers and employees. The specific objective of the Company's stock option plans is to align the long-term interests of the Company's executive officers and employees with those of shareholders by creating a strong link between executive pay and shareholder returns. The Company encourages its executive officers and employees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are awarded to executive officers and employees in order to encourage future management actions aimed at improving the Company's sales efforts, product quality and profitability. The Company believes that success in these endeavors will increase the value of the Company's Common Stock for shareholders. Recipients of options will have the opportunity to share in the increased value that results from their efforts. The Plan Administration Committee makes specific awards of options based on an individual's ability to impact Company-wide performance and in light of the total compensation appropriate for the individual's position. The Compensation Committee and the Plan Administration Committee may also consider other bonus or long-term incentives at their discretion.

Chief Executive Officer Compensation

In approving Mr. Washburn's compensation, the Board of Directors evaluated and compared Mr. Washburn's duties, responsibilities and performance results, and the overall results of the Company, to industry norms to determine the minimum level of base compensation required. The compensation committee did not recommend a cash bonus for fiscal 2000.

In November 2000, the Company entered into a resignation agreement and contract for services with Mr. Sheinfeld. Pursuant to the resignation agreement, both notes totaling $300,000 in principal and all accrued interest thereon were forgiven in full. In addition, the Company paid Mr. Sheinfeld $16,923 on December 1, 2000 and $25,000 on January 1, 2001. The Company paid Mr. Sheinfeld $33,333 per month for the six months of January through June 2001. The payments decreased to $8,333 for the last six months of 2001. There are no other payments due.

This Report is submitted by the members of the Compensation Committee of the Board of Directors.

                                              Colon O. Washburn

Employment Agreements

The Company has entered into employment agreements with Gary Wiener, Steven Finberg, and Colon Washburn. These employment agreements set forth the basic terms of Mr. Wiener's, Mr. Finberg's, and Mr. Washburn's employment with the Company, and also contain provisions regarding non-competition, non-solicitation of Company employees, non-solicitation of Company customers, and confidentiality of certain Company information.

Mr. Wiener's agreement for employment with the Company as its Chief Operating Officer has a term of three years, commencing on October 5, 2001. The term of the employment agreement may be extended by a written extension agreement signed by both parties. Mr. Wiener is obligated under the agreement to devote his full professional working time to the Company and shall not otherwise be employed or otherwise engaged in any other business or enterprise without the written permission of the Company. The agreement provides for a base salary of $160,000 per year, which is to be reviewed annually by the Company, but which may not be decreased. In addition to the base salary, the agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated officers and managers, reimbursement for business expenses in accordance with Company policy, and eligibility to receive a performance-based annual bonus. The bonus will be awarded beginning on the first day of the calendar year following October 5, 2001, only if the economic performance of the Company during twelve consecutive months has achieved or exceeded an "adjusted target budget" as determined by the Board of Directors and subject to adjustment as set forth in the agreement. The agreement provides that the Company may terminate for cause (as defined in the agreement) at any time. The agreement terminates automatically in the event of disability (as defined in the agreement) and also terminates automatically upon death. Termination by either the employee or the Company (except for in the event of death) requires two weeks' written notice.

Mr. Finberg's agreement for employment with the Company as a Vice President Sales and Marketing has a term of three years, commencing on October 5, 2001. The term of the employment agreement may be extended by a written extension agreement signed by both parties. Mr. Finberg is obligated under the agreement to devote his full professional working time to the Company and shall not otherwise be employed or otherwise engaged in any other business or enterprise without the written permission of the Company. The agreement provides for a base salary of $145,000 per year, which is to be reviewed annually by the Company, but which may not be decreased. In addition to the base salary, the agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated officers and managers, reimbursement for business expenses in accordance with Company policy, and eligibility to receive performance-based annual bonus. The bonus will be awarded beginning on the first day of the calendar year following October 5, 2001, only if the economic performance of the Company during twelve consecutive months has achieved or exceeded an "adjusted target budget" as determined by the Board of Directors and subject to adjustment as set forth in the agreement. The agreement provides that the Company may terminate for cause (as defined in the agreement) at any time. The agreement terminates automatically in the event of disability (as defined in the agreement) and also terminates automatically upon death. Termination by either the employee or the Company (except for in the event of death) requires two weeks' written notice.

Mr. Washburn's agreement for employment with the Company as an Executive Consultant provides for a one-year term commencing on October 5, 2001, which may be renewed for up to three successive one-year periods thereafter. Renewal is automatic unless either party gives thirty days' notice prior to the expiration of the term. During Mr. Washburn's term of employment, he may continue the business relationships he already has, and any new consulting or part-time employment arrangements as may arise. He otherwise agrees to devote his full professional working time to the Company and shall not otherwise be employed or otherwise engaged in any other business or enterprise without the written permission of the Company. The agreement provides that Mr. Washburn shall have a base salary of $150,000, which will be reviewed and modified from time to time, but which shall not be decreased. In addition to the base salary, the agreement provides for, among other things, participation in benefit plans and other fringe benefits applicable to similarly situated employees and reimbursement for business expenses in accordance with Company policy. The agreements provides for termination by the Company for cause (as defined in the agreement), at any time. The agreement terminates automatically in the event of disability as defined in the agreement, and also terminates automatically upon death. Termination by either the employee or the Company (except for death) requires two weeks' written notice.

Each of Mr. Wiener's, Mr. Finberg's and Mr. Washburn's employment agreements further provide that during the employment term, each of them shall observe a non-competition clause, and shall not without prior written consent directly or indirectly engage in or have a financial interest in any other business, continue or assume any other corporate affiliations, or pursue any other commercial activities which would in any way compete with the Company or result in a conflict of interest for the employee. For one year after termination of employment, each of them agrees not to compete with the Company or have any financial interest in any entity competing with the Company or an affiliate of the Company for which the employee performed services, within any region or locality in which the Company is then doing business or marketing its products. They further agree to non-solicitation of Company employees, non-solicitation of Company customers, and to maintain the confidentiality of the Company's confidential information (as defined in the agreement), both during their employment and for one year after termination.

Severance Agreements

On November 9, 2000, the Company and Mr. Sheinfeld entered into a Resignation Agreement and Contract for Services in connection with Mr. Sheinfeld's resignation as Chairman of the Board of Directors and an employee of the Company. Pursuant to the agreement, Mr. Sheinfeld was entitled to receive a severance payment of $50,000, $25,000 of which was paid on November 9, 2000 with the remaining $25,000 paid on February 1, 2001. In addition, Mr. Sheinfeld is eligible to receive a bonus in the amount of $25,000 on December 31, 2001, if, in the reasonable judgment of the Company, Mr. Sheinfeld has satisfactorily performed the services required by the Company. Further, the Company agreed to forgive Mr. Sheinfeld's debt to the Company in the amount of $300,000. In conjunction therewith, the Company additionally agreed to release Mr. Sheinfeld from further liability for interest on his debts which, as of November 9, 2000, was in the amount of $59,379.83. The Company also agreed to extend the period during which Mr. Sheinfeld may exercise his stock options to purchase 105,537 shares of the Company's Common Stock from November 9, 2000 to November 9, 2001.

The agreement contemplates that Mr. Sheinfeld would be engaged as an independent contractor to the Company for a period commencing on November 9, 2000 and ending December 31, 2001, unless terminated earlier pursuant to the agreement. The agreement provides for total compensation of $291,923.07 for such services during the term of the agreement. The agreement also includes certain non-competition, confidentiality and indemnification covenants.

Stock Performance Graph

The following graph shows a five year comparison of shareholder return on the Company's Common Stock based on the market price of the Common Stock (assuming reinvestment of dividends), the cumulative total returns of companies on the Nasdaq Stock Market Index of U.S. Companies, and companies with standard industry classifications (SIC codes) with the same range as Fresh America's. The data was supplied by the Center for Research in Security Prices, Graduate School of Business, The University of Chicago.

                Comparison of Five-Year Cumulative Total Returns
           Fresh America Corp., Nasdaq Stock Market and Nasdaq Stocks

                    (Performance Results through 12/29/2000)


                                                                        Period Ending
                                             -----------------------------------------------------------------
Index                                           12/1995   12/1996     12/1997   12/1998    12/1999     12/2000
--------------------------------------------------------------------------------------------------------------
Fresh America Corp.                               100.0     171.4       200.0     174.0       50.6        11.7
Nasdaq Stock Market (US Companies)                100.0     123.0       150.7     212.4      394.8       237.5
NASDAQ Stocks (SIC 5140-5149 US Companies)        100.0     155.5       264.3     312.9      207.5       308.2
  Groceries and Related Products

*Source: CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission.
                              All rights reserved.

                             SHAREHOLDER PROPOSALS

To be considered for inclusion in our proxy statement and form of proxy relating to our 2002 annual meeting a shareholder proposal must be received by the Corporate Secretary at our principal executive offices not later than December 15, 2001. Any such proposal will be subject to the rules and regulations of the Securities Exchange Act of 1934, as amended.

Our bylaws provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must provide proper notice to the Corporate Secretary at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the shareholder in order to be timely must be received by the Corporate Secretary not later than the close of business on the tenth (10/th/) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                                OTHER BUSINESS

Our board of directors knows of no business which will be presented for consideration at the special meeting other than as stated in the accompanying Notice of Special Meeting of Shareholders. If, however, other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their best judgment.


                                          By Order of the Board of Directors

                                          /s/ Cheryl A. Taylor

                                          Cheryl A. Taylor
                                          Corporate Secretary

Arlington, Texas
December 3, 2001


            YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
              WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                   RETURN THE ACCOMPANYING PROXY CARD IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

                              FRESH AMERICA CORP.

                Board of Directors Proxy for the Special Meeting
            of Shareholders at 10:00 A.M., Friday, December 28, 2001
            --------------------------------------------------------

The undersigned shareholder of Fresh America Corp. (the "Company") hereby appoints Arthur W. Hollingsworth and Luke M. Sweetser, or either or them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and at any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) or (2) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Notice of Meeting and Proxy Statement, dated December 3, 2001 is hereby acknowledged.

                (Continued and to be signed on the reverse side)

                        Please date, sign and mail your

                      proxy card back as soon as possible!


                        Special Meeting of Shareholders

                              FRESH AMERICA CORP.

                               December 28, 2001


[x]  Please mark your votes as indicated in this example

(1) Approval of amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10 million to 250 million shares and to decrease the stated par value of the common stock from $.01 to $.0001 per share to facilitate the Company's restructuring.
     In conjunction with the restructuring, an aggregate of 129,515,509 shares of the newly authorized Common Stock will be reserved for issuance pursuant to the exercise of warrants (carrying an aggregate exercise price of $12,951.55) issued to North Texas Opportunity Fund LP and the Hancock Entities. An additional 29,553,813 shares of newly authorized Common Stock will be reserved for issuance under the Company's 2001 Stock Option Plan.

              [ ]  FOR       [ ]  AGAINST      [ ]  ABSTAIN

(2)  Approval of the Fresh America Corp. 2001 Stock Option Plan.

              [ ]  FOR       [ ]  AGAINST      [ ]  ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN, DATE AND MAIL TODAY.



(Signature(s) of Shareholder(s)) ______________________ Dated: _________, 2001

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

                                                                      APPENDIX A

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                              FRESH AMERICA CORP.

     Fresh America Corp., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation, which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

     1.   The name of the corporation is FRESH AMERICA CORP.

     2. The following amendments to the Restated Articles of Incorporation were duly adopted by a written consent of the Board of Directors and by vote of the shareholders of the corporation taken at an annual meeting of shareholders:

          a. Article Four of the Restated Articles of Incorporation is amended and restated in its entirety (i) to increase the authorized capital stock of the corporation and (ii) to reduce the par value of the corporation's common stock.

     3. Each amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act (the "TBCA"), and the Restated Articles of Incorporation and such amendments were duly adopted by the shareholders at an annual meeting of shareholders held on December 6, 2001 in accordance with Article 4.02 of the TBCA.

     4. The number of shares of common stock outstanding is 8,410,098, all of which shares were entitled to vote on the Restated Articles of Incorporation and _________ shares of common stock were voted in favor thereof (and none were voted against) by written consent dated as of _______________, 2001. Holders of the corporation's outstanding Preferred Stock, Series D (the "Series D Stock") were entitled to vote as a class on the Restated Articles of Incorporation. The number of shares of Series D Stock outstanding was 77,000, and 77,000 shares of Series D Stock were voted in favor thereof (and none were voted against) by written consent dated as of _______________, 2001.

     5. As a result of the decrease in par value of the 8,410,098 outstanding shares of common stock from $.01 per share to $.0001 per share, the stated capital of the corporation will decrease from $84,100.98 to $841.01.

     6. The Statement Designating a Series of Preferred Stock, filed by the corporation with the Secretary of State of Texas on September 5, 2001, remains valid and effective for all purposes.

     7. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended above set forth:

                                  ARTICLE ONE

          The name of the corporation is FRESH AMERICA CORP.

                                  ARTICLE TWO

          The period of its duration is perpetual.

                                 ARTICLE THREE

          The purposes for which the corporation is organized are to transact any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR


                                 Capital Stock
                                 -------------

          The aggregate number of shares that the corporation shall have the authority to issue is 250,000,000 shares of common stock having a par value of $.0001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share (the "Preferred Stock"). The preferences, limitations and relative rights in respect of the shares of each class of capital stock of the corporation and the authority vested in the Board of Directors to divide the Preferred Stock into series and the variations in the relative rights and preferences between the shares of such series so established are as follows:

          Section 1. Preferred Stock.   The shares of Preferred Stock may be
          ---------  ---------------
     divided into and issued in series, and each series shall be so designated as to distinguish the shares from the shares of all other series. All shares of Preferred Stock shall be of equal rank and identical except to the extent that variations in the relative rights and preferences enumerated in subparagraphs (a) through (h) may be fixed and determined, from time to time, by the Board of Directors between series hereinafter established; and each share of a series shall be identical in all respects with the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Shares of any series which have been retired or cancelled in any manner, including shares redeemed or treasury shares returned and shares which have been converted into Common Stock or exchanged for shares of Preferred Stock of any other series, shall have the status of authorized but unissued shares of Preferred Stock.

          Authority is expressly granted to the Board of Directors, within the limitations and restrictions stated herein, to divide the shares of Preferred Stock into one or more series and, with respect to each series, to fix and determine in the resolution or resolutions providing for the issue of such shares the following relative rights and preferences as to which there may be variations between the series so established:

               (a) the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b) the rate of dividends payable on shares of such series, the conditions upon which and the dates when such dividends shall be payable;

               (c) the price or prices at, and the terms and conditions on which, shares of such series may be redeemed;

               (d) the amount payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

               (e) the terms and conditions and the date or dates on which the shares of such series may be converted into shares of Common Stock;

               (f) subject to the limitations contained in Article 2.12B of the Texas Business Corporation Act, the rights, if any, of the holders of shares of such series to convert such shares into, or exchange shares for, shares of any other class or shares of any series of the same or any other class, and the terms and conditions of such conversion or exchange;

               (g) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement and the terms and provisions relative to the operation thereof; and

               (h) the rights, if any, of the holders of shares of such series to vote.

          Section 2. Common Stock.   The Common Stock is junior to the Preferred
          ---------  -------------
     Stock and is subject to all the rights, privileges, preferences and priorities of the Preferred Stock as herein set forth or as may be stated in any resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock. Subject to the prior and superior rights of the Preferred Stock and subject to the provisions and on the conditions set forth in Section 1 of this Article Four, or in any
                             ---------
     resolution or resolutions providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, after payment to the holders of Preferred Stock of the amounts to which they are entitled pursuant to the resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the shareholders.

          Section 3. Voting Rights.   Except as otherwise provided by law, by
          ---------  -------------
     these Articles of Incorporation, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share held.


                                 ARTICLE FIVE


          The corporation will not commence business until it has received for the issuance of shares, consideration of the value of at least $1,000 in money, labor done or property actually received.


                                  ARTICLE SIX


          The street address of the registered office is ____________________, Dallas, Texas _____, and the name of the registered agent at such address is CT Corporation.


                                 ARTICLE SEVEN


          Section 1. Board of Directors. The number of directors shall from
          ---------  ------------------
     time to time be fixed by, or in the manner provided in, the Bylaws of the corporation.

          Section 2. Names and Addresses. The names and addresses of the persons
          ---------  -------------------
     currently serving as directors of the corporation are:

             Name                                      Address
             ----                                      -------

     Arthur W. Hollingsworth                 13355 Noel Road, Suite 2210
                                             Dallas, Texas 75240

     Luke M. Sweetser                        13355 Noel Road, Suite 2210
                                             Dallas, Texas 75240

     Gregory Campbell                        3625 North Hall Street, Suite 610
                                             Dallas, Texas  75219

     Darren Miles                            1049 Avenue H East
                                             Arlington, Texas 76011

     Colon Washburn                          210 N. Walton Blvd., Suite 30

                         Bentonville, Arkansas  72712

          Section 3. Increase or Decrease of Directors.  The number of directors
          ---------  ---------------------------------
     may be increased or decreased from time to time by amendment to, or in the manner provided in, the Bylaws of the corporation; but no decrease shall have the effect of shortening the term of any incumbent director.

                                 ARTICLE EIGHT

          Pre-emptive rights are hereby denied. No shareholder of this corporation shall, by reason of such shareholder's ownership of stock, have a pre-emptive or other right to purchase, subscribe for, receive or acquire all or any part of any capital stock (either the unissued or treasury stock), notes, bonds, debentures, securities, stock options or warrants, or other securities convertible into or entitling the holder thereof to purchase any such capital stock (whether authorized by the Articles of Incorporation or by any amendment thereto) to be issued, optioned, sold, transferred or otherwise disposed of by the corporation at any time. Any part of any such stock, notes, bonds, debentures, securities, stock options or warrants may at any time be issued, optioned, sold, transferred or otherwise disposed of by this corporation to such persons and upon such terms as may seem proper to the Board of Directors in its absolute discretion, without first offering same or any part thereof to any existing shareholder.


                                 ARTICLE NINE


          (a) The corporation shall indemnify, to the fullest extent permitted by Texas law, every person who is or was a director of the corporation or is or was serving at the request of the corporation with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of such person being a director of the corporation.

          (b) The corporation shall indemnify, to the fullest extent that indemnification for directors is permitted by Texas law, every person who is or was an executive officer of the corporation and any person who, while a director or executive officer of the Corporation, is or was serving at the request of the corporation as a director or officer or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding a position named above in this paragraph.

          (c) The corporation shall advance expenses to any person named in paragraph (a) or (b) of this Article who was, is or is threatened to be made a party in a proceeding by reason of such person's holding a position named in paragraph (a) or (b), to the fullest extent permitted by Texas law.

          (d) It is the intent of the corporation to indemnify the persons referred to in this Article to the fullest extent permitted by law. The indemnification provided by this

     Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders or directors, the corporation's bylaws or otherwise, or under any policy or policies of insurance purchased and maintained by the corporation on behalf of any such person, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (e) The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.


                                  ARTICLE TEN


          A director of the corporation is not liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit such director's liability for:

               1. A breach of the director's duty of loyalty to the corporation or its shareholders or members;

               2. An act or omission not in good faith that constitutes a breach of duty of the director to the corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law;

               3. A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

               4. An act or omission for which the liability of a director is expressly provided for by an applicable statute.


                                ARTICLE ELEVEN


          Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                ARTICLE TWELVE


          Special meetings of the shareholders of the corporation may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting, but not by any other person or persons.


                               ARTICLE THIRTEEN


          The Bylaws of the corporation may be altered, amended or repealed in whole or in part by the affirmative vote of the majority of the directors of the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares then entitled to vote on such amendment. The words "amend" and "amended" shall be broadly interpreted to include alterations, modifications, additions and repeal, in whole or in part.

     EXECUTED THIS _____ day of _______________, 2001.


                                        FRESH AMERICA CORP.



                                        By: ________________________

                                        Name: ______________________

                                        Title: _____________________

                                                                      APPENDIX B


                              FRESH AMERICA CORP.
                            2001 STOCK OPTION PLAN

                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     Fresh America Corp. (the "Company") hereby establishes the Fresh America Corp. 2001 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                  ARTICLE II
                                  DEFINITIONS

     2.01 "Award" means any stock option granted to a Participant under the Plan.

     2.02  "Board" means the Board of Directors of the Company.

     2.03  "Code" means the Internal Revenue Code of 1986, as amended.

     2.04 "Common Stock" means shares of the common stock, $0.0001 par value per share, of the Company.

     2.05 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

     2.06 "Effective Date" means the date upon which the Board approves this Plan.

     2.07 "Employee" means any person who is employed by the Company or a subsidiary thereof, and whose wages are reported on a Form W-2. The Company classification as to who is an Employee shall be determinative for purposes of an individual's eligibility under the Plan.

     2.08  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.09 "Fair Market Value" of a share of the Company's Common Stock for all purposes under the Plan on a particular date shall be the most recent valuation adopted by the Board in good faith of the fair market value of each share of the Company's Common Stock; provided that, in the event the Common Stock becomes registered under Section 12 or Section 15 of the Exchange Act, the Fair Market Value of the Company' Common Stock shall be the mean between the high and low sales price per share of Common Stock on such date, or in case no such sale takes place on such date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, or if the Common Stock is not listed or admitted for trading or included for quotation, in the over-the-counter market, as reported by the NASD Automatic Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock, or such other method of valuation as may be selected by the Board in good faith.

     If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" means a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

     2.10 "Grantee" refers to any Participant in the Plan who receives an Award.

     2.11 "Incentive Stock Option" means any Award granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of
Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

     2.12 "Non-Qualified Stock Option" means any Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

     2.13 "Officer" means any Employee of the Company or any of its subsidiaries who is designated by the Board as a corporate officer.

     2.14 "Participant" means any Employee, Officer, director, consultant or independent contractor who is designated by the Board pursuant to Article VI to participate in the Plan.

     2.15 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Company as that term is defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or if no such plan is maintained by the Company, a termination of employment following attainment of age 65.

     2.16  "Stock Award Agreement" means the written agreement pursuant to
Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.


                                  ARTICLE III
                 ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

     3.01 Plan Administration. The Plan shall be administered by the Compensation Committee (the "Committee") comprised of not fewer than two (2) Board members as appointed by a majority of the Board. A simple majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the overall administration and operation of the Plan, although the Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan. The Board, or the Committee if so designated by the Board, shall make all determinations with respect to participation in the Plan by Employees, Officers, directors, consultants or independent contractors of the Company or any of its subsidiaries, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith

     3.02 Revocation for Misconduct. The Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, under this Plan, whether or not vested, to a Participant who is discharged from the employ of the Company or any of its subsidiaries (or whose personal services contract is terminated in the case of an independent contractor) because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

     3.03 Repurchase Rights. In the event the Company or any of its subsidiaries terminates either the employment, or personal services contract of a Participant, upon receipt of written demand by the Board, the Participant shall, for a period of ninety (90) days following the date of such termination, be required to offer to sell back to the Company all shares of Common Stock acquired pursuant to the terms of this Plan and Stock Award Agreement(s) at the lesser of: (a) the per share exercise price paid for shares acquired pursuant to the terms of this Plan and Stock Award Agreement(s); or (b) the then current Fair Market Value. Each Participant whose employment or personal services contract with the Company or any of its subsidiaries is terminated at the Participant's election, and such termination is for reasons other than due to death, Retirement, or Disability, may be required to offer for sale to the Company on his final day of employment, or on the last day that he provides services to the Company or any of its subsidiaries pursuant to a personal service contract, all shares of Common Stock acquired pursuant to the terms of this Plan and Stock Award Agreement(s) acquired pursuant to the terms of this Plan and Stock Award Agreement(s) at the per share exercise price paid for such shares.

     3.04 Limitation on Liability. No Board member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company's bylaws, the Board shall be indemnified by the Company in respect of all their activities under the Plan.

     3.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

     3.06 Restrictions on Transfer. The Company may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

     3.07 Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Participants shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any common stock received pursuant to the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for a period of time following the date of the final prospectus for the offering as may be requested by the Company or its underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any common stock subject to the Market Stand-Off, or into which such common stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to common stock received pursuant to the Plan until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section 3.07.

     3.08  Mergers and Other Sale Events. In the case of and subject to the
           -----------------------------
consummation of (i) a dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, or (iv) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof (in each case, a "Sale Event"), the Board (or the Committee) shall pay to each Participant with a vested Award an amount equal to
(i) the excess of the fair market value of a share of Common Stock as of the date of the Sale Event less the per share exercise price applicable to such Award, multiplied by (ii) the number of vested options, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption of Awards granted under the Plan, or the substitution for such Awards of new Awards of the successor entity, with such adjustment as to the number and kind of shares and the per share exercise prices as the parties to the Sale Event shall agree.


                                  ARTICLE IV
                                  ELIGIBILITY

     Awards may be granted to such Employees, Officers, directors, consultants or independent contractors as may be designated from time to time by the Board, or the Committee if so designated by the Board, pursuant to guidelines, if any, which may be adopted by the Board (or the Committee) from time to time.

                                   ARTICLE V
                      COMMON STOCK AVAILABLE FOR THE PLAN

     The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be twenty-nine million five hundred fifty-three thousand eight hundred thirteen (29,553,813). If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board shall make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number and exercise price of shares covered by outstanding Awards under the Plan.

In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

     The Board also may adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate or equitably required in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.


                                  ARTICLE VI
                     PARTICIPATION; STOCK AWARD AGREEMENT

     The Board, or the Committee if so designated by the Board, shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants or independent contractors will participate in the Plan and receive Awards under the Plan. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant or independent contractor, his/her present and potential contributions to the growth and success of the Company, his/her cash compensation and such other factors as the Board (or Committee) shall deem relevant to accomplishing the purposes of the Plan.

     Awards may be granted individually or in tandem with other Awards. All awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Stock Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Board (or the Committee) in a Stock Award Agreement delivered to and signed by the Participant.


                                  ARTICLE VII
                                    AWARDS

     7.01 Stock Options. The Board (or the Committee) may from time to time grant to eligible participants Awards of Incentive Stock Options or Non-Qualified Stock Options, provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company or any of its subsidiaries. Options intended to qualify as Incentive Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.05. Non-Qualified Stock Options may have an exercise price that is equal to, below, or above the Fair Market Value of a share of Common Stock at the time of grant. The exercise price applicable to a particular Award shall be set forth in each individual Award Agreement.

     7.02 Stock Appreciation Rights. The Board (or the Committee) may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SARs"). A SAR entitles the Grantee to receive, subject to the provisions of the Plan and the Stock Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (a) the Fair Market Value on the exercise date of one share of Common Stock over (b) the base price per share specified in Stock Award Agreement, multiplied by (ii) the number of shares specified in the Stock Award Agreement which are exercised. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common stock and cash, as determined in the sole discretion of the Company. If upon settlement of the exercise of a SAR a Grantee is to receive a portion of such payment in shares of Common stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Board (or the Committee) shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     7.03 Restricted Stock. The Board (or the Committee) may from time to time grant restricted Stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

     7.04 Performance Awards. The Board (or the Committee) may, in its discretion, grant performance awards which become payable on account or attainment of one or more performance goals established by the Board (or the Committee). Performance awards may be paid by the delivery of Common Stock or cash, or any combination thereof, as determined in the sole discretion of the Board (or the Committee).



                                 ARTICLE VIII
                                 OPTION AWARDS

     8.01  Vesting of Options

     (a) General Rules. Incentive Stock Options and Non-Qualified Stock Options granted to Participants shall become vested so that 25% of the Option Award shall vest as of the date of the grant and 25% of the Option Award shall vest on each one year anniversary thereafter, so that 100% of such Option Award shall be vested as of the third anniversary of the date of grant, unless otherwise determined in the discretion of the Board. Notwithstanding the foregoing, no vesting shall occur on or after the date that an Employee's employment or personal services contract with the Company or any of its subsidiaries terminates for any reason other than his Death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which such Awards are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

     (b) Vesting Upon Death, Disability or Retirement. Only those Awards granted to Participants under this Plan which are vested and exercisable on the date of a Participant's death, Disability or Retirement shall be vested and exercisable by the Participant or the Participant's representative subject to
Section 8.03.

     8.02  Duration of Options.

     (a) General Rule. Except as provided in Section 8.05, each Award granted to a Participant shall be exercisable at any time on or after it vests until the earlier of (i) ten (10) years after its date of grant or (ii) the date that is six (6) months (ninety (90) days in the case of Incentive Stock Options granted to Employees) following the last day on which the Participant is employed or renders services for the benefit of the Company or its subsidiaries.

     (b) Exception for Termination Due to Death, Disability or Retirement. If a Participant dies while in the employ of the Company or any of its subsidiaries or terminates employment with the Company or any of its subsidiaries as a result of Disability or Retirement without having fully exercised his Awards, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve (12) month period following the earlier of his death, Disability or Retirement, to exercise such Awards to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Award be exercisable more than ten (10) years from the date it was granted.

     (c) Notice of Disposition; Withholding; Escrow. A Grantee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose. The Board may, in its discretion, require shares of Common Stock acquired by a Grantee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.02(c).

     8.03 Nonassignability. Awards shall not be transferable by a Grantee except by will or the laws of descent or distribution, and during a Grantee's lifetime shall be exercisable only by such Grantee or the Grantee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, a Grantee who holds Non-Qualified Stock Options may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Awards so transferred may thereafter be transferred only to the Grantee who originally received the grant or to an individual or trust to whom the Grantee would have initially transferred the Award pursuant to this Section 8.03. Awards which are transferred pursuant to this Section 8.03 shall be exercisable by the transferee according to the same terms and conditions as applied to the Grantee.

    8.04 Manner of Exercise. To the extent vested and exercisable, awards may be exercised in part or in whole from time to time by execution of a written notice directed to the Company, at the Company' principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for, although the Board may, in its discretion, permit a Grantee to execute a promissory note in favor of the Company for the number of shares specified and paid for. The Board, may in its discretion, permit a Grantee to exercise vested and exercisable options awarded under this Plan by surrendering an amount of Common Stock already owned by the Grantee equal to the options' exercise price, but only in instances where the shares to be surrendered have been held by the Grantee for a period of at least six (6) months. Subject to the limitations set forth in the Stock Award Agreement, in the event of, and after such time as the Common Stock is listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, the Grantee may make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Grantee and attributable to the exercise of the Award in order to pay the exercise price of the Award.

    8.05 $100,000 Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000. To the extent that the aggregate value of shares of common stock to be received by the Grantee for the first time in any one year pursuant to the exercise of an Incentive Stock Option ("ISO Stock") exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option's grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Nonqualified Stock Option ("NQSO Stock"). The Company shall designate which shares of Common Stock to be received by the Grantee will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company's share transfer records which shares are ISO Stock.

    8.06 Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five
(5) years from the date such Incentive Stock Option is granted.


                                  ARTICLE IX
                     AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder's consent. If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company's stockholders who are eligible to vote at a meeting of stockholders.


                                   ARTICLE X
                               EMPLOYMENT RIGHTS

     Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company or any of its subsidiaries to continue in such capacity.

                                  ARTICLE XI
                                  WITHHOLDING

     The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Grantee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).

     The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant's tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant's delivery of previously-owned shares of Common Stock or other property. However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Grantee otherwise would be entitled pursuant to an Award, the fair market value of the Common Stock retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise of the Award.

                                  ARTICLE XII
                        EFFECTIVE DATE OF THE PLAN; TERM

     12.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of stockholders of the Company held within twelve
(12) months before or after the Effective Date.


     12.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                 ARTICLE XIII
                                 GOVERNING LAW

     To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Texas.


     IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Fresh America Corp. 2001 Stock Option Plan, and to apply the Corporate seal hereto as of the _____day of _______________, 2001.

                              FRESH AMERICA CORP.

                                   By:  _____________________


                                   Name:  ___________________


                                   Title:  __________________

                                                                      APPENDIX C

                                 Fresh America

           Charter of the Audit Committee of the Board of Directors


I.   AUDIT COMMITTEE PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in overseeing the Company's financial reporting process and its outside auditors as required by Federal Securities Laws. The Audit Committee's primary duties and responsibilities are to:

     * Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding:

                         .  finance
                         .  accounting
                         .  legal compliance

     *  Monitor the independence and performance of:

                         .  the company's independent auditors
                         .  internal auditing functions

     *  Provide an avenue of communication among:

                         .  The independent auditors
                         .  Management
                         .  The internal auditing functions
                         .  The Board of Directors

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of at least three but no more than five directors, each of whom shall be independent non-executive directors, free from any relationship, as determined by the Board, that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting, as interpreted by the Board in its business judgment, and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

      Under exceptional and limited circumstances, the Board may allow for one non-independent director to serve on the Audit Committee if the board determines that it is in the best interest of the Company, and the Board discloses the reasons for the determination in the Company's next annual proxy statement.

      Audit Committee members shall be appointed by the Board and if an audit Committee Chair is not designated or present the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee may meet as often as it deems appropriate in its business judgment, and may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide any information it may deem appropriate. To the extent it deems necessary in its business judgment, the Audit Committee will meet with Management, the Outside Auditors and the Internal Auditors, either with all or one or more of such group being present at any meeting, to discuss matters for which the Audit Committee has responsibility.

III.  AUDIT COMMITTEE RESPONSIIBILITIES AND DUTIES

      The Audit Committee will, as it deems necessary in its Business Judgment, exercise oversight of, and review and discuss with Management, the Outside Auditors and the Internal Auditors:

      Review Procedures
      -----------------

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors together with management's responses.

      4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 as amended by SAS 90. (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

IV.  INDEPENDENT AUDITORS

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the Outside Auditors all significant relationships they have with the Company that could impair the auditors' independence. The Audit Committee will be responsible for ensuring that the Outside Auditors provide a formal written statement delineating relationships between the Auditor and the Company.

     8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, internal audits and general audit.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit Committees in accordance with AICPA SAS 61 and SAS 90.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

V.  LEGAL COMPLIANCE

     11. Review significant internal audit reports together with management's response and follow-up to these reports.

     12. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

VI.  OTHER AUDIT COMMITTEE RESPONSIBILITIES

     13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

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      15.  Maintain minutes of meetings and periodically report to the Board of
           Directors on significant results of the foregoing activities.

VII.  MISCELLANEOUS

      16. Nothing in this Charter will, or will be deemed to, increase, expand or modify in any manner adverse to any member of the Audit Committee the duties, obligations, or responsibilities of any such member of the Audit Committee, it being the intent and purpose of this Charter to grant enabling power to the Audit Committee.

      17. Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Audit Committee, such member's right to rely on statements and certifications made by the Company's officers, employees, agents, counsel, experts and auditors.

      18. Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Audit Committee to indemnification and advancement of expenses under the Articles of Incorporation or Bylaws of the Company or under any contract, agreement, arrangement or understanding benefiting such member.

      19. Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, be construed to create any duty, liability or obligation on the part of the Audit Committee or any of its members.

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